FELDMAN SHERB & CO., P.C.
                                805 Third Avenue
                            New York, New York 10022
                                  212-593-3100
                                Fax 212-355-3631



                                   Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement of Global MAINTECH Corporation on Form S-8 of our report dated February 15, 2002 relating to the financial statements of Global MAINTECH Corporation as of years ended December 31, 2001 and 2000 with respect to its consolidated financial statements.



                                                  /s/FELDMAN SHERB & CO., P.C.
                                                     --------------------------
                                                     FELDMAN SHERB & CO., P.C.





New York, New York
April 23, 2002